UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 18, 2013

ITC HOLDINGS CORP.

(Exact Name of Registrant as Specified in its Charter)

Commission File Number: 001-32576

Michigan (State of Incorporation)	32-0058047 (IRS Employer Identification No.)

27175 Energy Way, Novi, Michigan 48377
(Address of principal executive offices) (zip code)

(248) 946-3000

(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 9.01. Financial Statements and Exhibits.

This Item 9.01 is being provided in connection with the proposed merger between ITC Holdings Corp. (“ITC”) and Entergy Corporation (“Entergy”) pursuant to the Merger Agreement, dated as of December 4, 2011, a description of which is provided in the Prospectus of ITC Holdings Corp. filed pursuant to Rule 424(b) under the Securities Act of 1933 on February 27, 2013.

(a)         Financial Statements of Businesses Acquired.

The combined balance sheets of the Transmission Business of Entergy Corporation and Subsidiaries as of December 31, 2012 and 2011 and the related combined statements of income, comprehensive income, cash flows, and equity and the notes thereto for each of the three years in the period ended December 31, 2012, along with the related Report of Independent Registered Public Accounting Firm, are attached hereto as Exhibit 99.1.

(b)         Pro Forma Financial Information.

The unaudited pro forma condensed combined consolidated financial statements of ITC’s and Entergy’s Transmission Business are attached hereto as Exhibit 99.2 and incorporated herein by reference.

(d)         Exhibits.

The following exhibits are filed herewith.

23.1	Consent of Deloitte & Touche LLP.

99.1

Combined financial statements and related notes thereto as of December 31, 2012 and 2011 and for the fiscal years ended December 31, 2012, 2011 and 2010 of the Transmission Business of Entergy Corporation and Subsidiaries and the related Report of Independent Registered Public Accounting Firm.

99.2	Unaudited Pro Forma Condensed Combined Consolidated Financial Statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

April 18, 2013

ITC HOLDINGS CORP.

By:	/s/ Daniel J. Oginsky
Daniel J. Oginsky
Its:	Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

23.1	Consent of Deloitte & Touche LLP.
99.1

Combined financial statements and related notes thereto as of December 31, 2012 and 2011 and for the fiscal years ended December 31, 2012, 2011 and 2010 of the Transmission Business of Entergy Corporation and Subsidiaries and the related Report of Independent Registered Public Accounting Firm.

99.2	Unaudited Pro Forma Condensed Combined Consolidated Financial Statements.